Exhibit 21.1

Subsidiaries of GoodBulk Ltd.

Name of Subsidiary	Jurisdiction of Incorporation
Angel Carrier Co. Ltd. m/v Aquacarrier	Liberia
Aquacharm Shipping Co. Ltd. m/v Aquacharm	Liberia
Aquahope Shipping Co. Ltd. m/v Aquahope	Liberia
Aquajoy Shipping Co. Ltd. m/v Aquajoy	Liberia
Aquakatana Shipping Co. Ltd. m/v Aquakatana	Liberia
Aquaknight Shipping Co. Ltd. m/v Aquaknight	Liberia
Aquakula Shipping Co. ltd. m/v Aquakula	Liberia
Aquamarine Carrier Co. Ltd. m/v Aquamarine	Liberia
Aquapride Shipping Co. Ltd. m/v Aquapride	Liberia
Aquavictory Shipping Co. Ltd. m/v Aquavictory	Liberia
Atlantic Bridge Shipping Co. Ltd m/v Aquabridge	Liberia
Belle Taine Shipping Co. Ltd. m/v Aquataine	Liberia
Iron Range Shipping Co. Ltd. m/v Aquarange	Liberia
Itasca Shipping Co. Ltd. m/v Aquamarie	Liberia
Maka Franz Shipping Co. Ltd. m/v Aquamaka	Liberia
Minnehaha Shipping Co. Ltd. m/v Aquahaha	Liberia
Minnetonka Shipping Co. Ltd. m/v Aquatonka	Liberia
Nautical Dream Shipping Co. Ltd. m/v Nautical Dream	Liberia
Pretty Carrier Co. Ltd. m/v Aquaenna	Liberia
Proud Shipping Co. Ltd. m/v Aquaproud	Liberia
Scope Carrier Co. Ltd. m/v Aquascope	Liberia
Silver Surfer Shipping Co. Ltd. m/v Aquasurfer	Liberia
Singapore Shipping Co. Ltd. m/v Aquadonna	Liberia
Voyageurs Shipping Co. Ltd. m/v Aquavoyageurs	Liberia
Aquakatie Shipping Co. Ltd. m/v Aquakatie	Liberia